Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated June 29, 2020 on the consolidated financial statements of Ecoark Holdings Inc. and its subsidiaries which appears in this Registration Statement on Form S-1.

/s/ RBSM LLP

Larkspur, California

June 30, 2020